EXHIBIT 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation of our report included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-86113, 333-09721, 333-01651, 333-01649 and 033-60259.

DWYER, PEMBERTON LLP
Tacoma, Washington
March 23, 2000